Exhibit 10.2
CARLISLE COMPANIES INCORPORATED
NONQUALIFIED STOCK OPTION AGREEMENT
This Agreement (the "Agreement") is made as of [[GRANT DATE]] (the "Date of Grant") by and between Carlisle Companies Incorporated, a Delaware corporation (the "Company") and [[FIRST NAME]] [[LAST NAME]] (the “Optionee”).
1.    Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the Company's Incentive Compensation Program (the "Program"), the Company hereby grants to the Optionee as of the Date of Grant an option (the "Option Right") to purchase [[SHARES GRANTED]] Common Shares, at the price of [[GRANT PRICE]] per share (the "Option Price"). This Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.
2.    Exercise of Option Right.

(a)Unless and until terminated as hereinafter provided, the Option Right will become exercisable in one-third increments beginning on the first anniversary of the Date of Grant.
(a) (b)    Notwithstanding the provisions of Section 2(a), the Option Right will become immediately exercisable in full if, prior to the date the Option Right becomes fully exercisable pursuant to Section 2(a), (i) the Optionee ceases to be an employee of the Company or any Subsidiary as a result of the Optionee’s death, Disability or Retirement at or after age 65, or (ii) a Change of Control Event of the Company occurs.
(b)3.    Forfeiture of Option Right. Except as otherwise provided in this Agreement, the Option Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) upon the Optionee’s termination of employment; provided, however, that, notwithstanding anything to the contrary in this Agreement, if at any time the Optionee’s employment is terminated by the Company other than for Cause, the Option Right shall not be forfeited and shall continue to become exercisable in accordance with Section 2(a).
4.    Payment of Option Price. The Option Price is payable (a) in cash or by certified or cashier's check or other cash equivalent acceptable to the Company payable to the order of the Company, or (b) any other method approved by the Company.
5.    Term of Option Right. Except as otherwise provided in this Section 5, the term of the Option Right will expire on the earlier of (i) ten years from the Date of Grant; or (ii) ninety days after the Optionee ceases to be an employee of the Company or any Subsidiary; provided, however, that, notwithstanding anything to the contrary in this Agreement, if the Optionee ceases to be an employee of the Company or any Subsidiary as a result of the Optionee’s (i) death, Disability or Retirement at or after age 65; or (ii) termination of employment by the Company other than for Cause, the term of the Option Right will expire ten years from the Date of Grant.
(c)

Exhibit 10.2
6.    Transferability. The Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Optionee; provided, however, that the Optionee’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution.
(d)7.    No Employment Contract. Nothing contained in this Agreement shall confer upon the Optionee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Optionee.
8.    Non-Competition. (a) In consideration of the benefits described in this Agreement, the Optionee will not (i) for a period of one year following the Optionee’s separation from the Company and its Subsidiaries, as a proprietor, partner, shareholder, director, officer, employee, investor or in any other capacity own, engage in, conduct, manage, operate, control, or participate in, be employed by, render services to or otherwise be associated with any business (irrespective of the form in which such business is conducted) which is competitive with the Covered Business, provided, however, the foregoing shall not prevent the Optionee from owning not more than two percent (2%) of the issued and outstanding shares of a class of securities the securities of which are traded on a national security exchange or in the over-the-counter market, (ii) solicit or employ any personnel employed by the Covered Business, the Company or its Subsidiaries to become employed or otherwise affiliated with any entity of which the Optionee is employed or otherwise affiliated or (iii) divulge to anyone any confidential or non-public information (financial and otherwise) relating to the Covered Business, the Company or any of its Subsidiaries unless required by law. (The restrictions contained in subclauses (i) – (iii) are sometimes referred to herein as the “Covenants.”) For purposes of this Agreement, the term Covered Business means (i) the business conducted by the Company and its Subsidiaries, if the Optionee was employed by the Company’s corporate office at any time during the one year period ending on the Optionee’s separation from the Company and its Subsidiaries, or (ii) in any other case, the business(es) conducted by the segment(s) of the Company which employed the Optionee at any time during the one year period ending on such separation.
(b) Pursuant to the Defend Trade Secrets Act of 2016 (8 U.S.C. § 1833(b)), the Optionee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding.  If the Optionee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Optionee may disclose the trade secret to the Optionee’s attorney and use the trade secret information in the court proceeding, if the Optionee (i) files any document containing the trade secret under seal, and (ii) does not disclose the trade secret, except pursuant to court order.  Nothing in this Agreement, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.  Notwithstanding any provision in any agreement the Optionee has with the Company, the Optionee may disclose any confidential or non-public information (i) to report possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the

Exhibit 10.2
Securities and Exchange Commission, the United States Congress and any agency Inspector General, or make other disclosures that are protected under the whistleblower provisions of federal law or regulation or (ii) as required by law or order by a court; provided, however, the Optionee agrees to notify the Company in advance if the Optionee is required to provide information or testimony in connection with any action brought by a non-governmental or non-regulatory person or entity.
(c) The Optionee further agrees that any violation of the Covenants will cause serious and irreparable damage to the Covered Business, the Company and/or its Subsidiaries and the Optionee agrees that in the event of a violation of the Covenants, the Covered Business, the Company or its Subsidiaries may seek, in addition to any other rights or remedies, an injunction or restraining order prohibiting such violation. The Covenants are intended to limit disclosure and competition to the maximum extent permitted by law. If it is finally determined that the scope or duration of any Covenant is too excessive to be legally enforceable, then the Optionee agrees that the scope or duration of the limitation shall be the maximum scope or duration which is legally enforceable.
9.    Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the delivery of such Common Shares that the Optionee shall pay such taxes or make provisions that are satisfactory to the Company for the payment thereof. The Optionee may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are delivered to the Optionee upon the exercise of the Option Right, and the Common Shares so surrendered by the Optionee shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.
10.    Amendments. Any amendment to the Program shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto.
11.    Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
12.    Relation to Program; Cause. The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Program. This Agreement and the Program contain the entire agreement and understanding of the parties with respect to the subject matter contained in this Agreement, and supersede all prior communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Program, the Program shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Program. The term “Cause” means: (i) the conviction of or plea of no contest by the Optionee to a felony or to a misdemeanor where active imprisonment is imposed, (ii) the deliberate neglect of, willful misconduct in the performance of, or continued failure to substantially perform, the Optionee’s material duties as an employee of the Company; (iii) the

Exhibit 10.2
Optionee’s deliberate and material violation of any Company policy; or (iv) the Optionee’s deliberate breach of fiduciary duties owed to the Company; provided, that the Company provides written notice to the Optionee of the occurrence of any circumstance or event described in clauses (ii), (iii), or (iv), and the Optionee has failed to remedy such circumstance or event within thirty (30) days following the Optionee’s receipt of such notice. The Compensation Committee acting pursuant to the Program, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or exercise of the Option Right.
13.    Successors and Assigns. Without limiting Section 6 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Optionee, and the successors and assigns of the Company.
14.    Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Optionee shall be addressed to the Optionee at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).
15.    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to the Program or this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed in such state. Each party hereto irrevocably submits, on behalf of itself and its representatives, to the exclusive jurisdiction of any state or federal court within the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Optionee has also executed this Agreement via electronic acceptance, as of the day and year first above written.
CARLISLE COMPANIES INCORPORATED
By:
Name: D. Christian Koch
Title: Chair, President and Chief Executive Officer